MADISON SQUARE GARDEN SPORTS CORP. REPORTS
FISCAL 2026 FOURTH QUARTER AND FULL-YEAR RESULTS

Fiscal 2026 Highlighted by the New York Knicks Winning the NBA Championship
Proposed Spin-off of New York Rangers Business Expected to be Completed by the End of October 2026

NEW YORK, N.Y., August 13, 2026 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal fourth quarter and full-year ended June 30, 2026.
The fiscal 2026 fourth quarter and full year were highlighted by the New York Knicks (the “Knicks”) winning the 2025-26 NBA Championship. In addition, the Company's fiscal 2026 fourth quarter and full-year results reflect increases in average per-game revenues for every in-arena revenue category – tickets, suites, sponsorship and food, beverage and merchandise sales; an increase in national media rights fees due to the NBA’s new national media rights deals that began this season; the impact of reductions in local telecast rights fees as a result of amendments to the Knicks' and New York Rangers' ("Rangers") local media rights agreements with MSG Networks; and the impact of the Knicks’ and Rangers' rosters for the 2025-26 seasons.
In addition, the Company continues to make progress toward a proposed spin-off of its Rangers business from its Knicks business. As previously announced, the Company confidentially submitted a Form 10 registration statement with the U.S. Securities and Exchange Commission in mid-May. The Company currently expects to complete the spin-off by the end of October 2026, subject to various conditions, including Company board approval.
For fiscal 2026, the Company reported revenues of $1,153.8 million, an increase of $114.6 million, or 11%, as compared to the prior year. In addition, the Company reported operating income of $28.9 million, an increase of $14.1 million, and adjusted operating income of $58.7 million, an increase of $20.6 million, both as compared to the prior year.(1)
For the fiscal 2026 fourth quarter, the Company generated revenues of $278.7 million, an increase of $74.8 million, or 37%, as compared to the prior year quarter. In addition, the Company reported operating income of $32.2 million and adjusted operating income of $39.6 million, as compared to an operating loss of $22.6 million and adjusted operating loss of $16.8 million, respectively, in the prior year quarter.(1)
Madison Square Garden Sports Corp. Executive Chairman and CEO James L. Dolan said, “Fiscal 2026 was highlighted by the Knicks’ NBA Championship win, as well as robust consumer and corporate demand for both the Knicks and Rangers throughout the year. We are also making progress on the proposed spin-off of our Rangers business, as we remain focused on driving long-term value for shareholders.”

Financial Results for the Three and Twelve Months Ended June 30, 2026 and 2025:

	Three Months Ended				Twelve Months Ended
	June 30,		Change		June 30,		Change
$ millions	2026	2025	$	%	2026	2025	$	%
Revenues	$278.7	$204.0	$74.8	37%	$1,153.8	$1,039.2	$114.6	11%
Operating income (loss)	$32.2	$(22.6)	$54.7	NM	$28.9	$14.8	$14.1	95%
Adjusted operating income (loss)(1)	$39.6	$(16.8)	$56.3	NM	$58.7	$38.2	$20.6	54%
Note: Does not foot due to rounding. NM – Comparisons from positive to negative values or to zero values are considered not meaningful.
1.See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Financial Results
For the fiscal 2026 fourth quarter, revenues of $278.7 million increased $74.8 million, or 37%, as compared to the prior year quarter. The increase was primarily due to higher playoff-related revenues and, to a lesser extent, higher revenues from league distributions, sponsorship and signage revenues, and food, beverage and merchandise sales, partially offset by lower local media rights fees. The Knicks and Rangers played a combined eight regular season home games and nine playoff home games at the Madison Square Garden Arena ("The Garden") in both the current and prior year quarters.
Playoff-related revenues increased $66.9 million as compared to the prior year quarter, primarily due to higher average per-game Knicks playoff revenue and higher Knicks merchandise revenues during the team's playoff run as a result of winning the 2025-26 NBA Championship in the current year quarter as compared to the Knicks advancing to the Eastern Conference Finals in the prior year quarter.
Revenues from league distributions increased $7.2 million as compared to the prior year quarter, primarily due to an increase in certain league distributions unrelated to national media rights fees and higher national media rights fees as a result of the NBA's new national media rights agreements, which began with the 2025-26 NBA regular season.
Sponsorship and signage revenues increased $1.7 million as compared to the prior year quarter, primarily due to higher net sales of existing sponsorship and signage inventory.
Food, beverage and merchandise sales increased $1.5 million as compared to the prior year quarter, primarily due to higher average per-game revenue.
Local media rights fees decreased $3.5 million as compared to the prior year quarter, primarily due to a reduction in rights fees as a result of amendments to the Knicks' and Rangers' local telecast rights agreements with MSG Networks, as well as a reduction in rights fees as a result of a decrease in the number of games exclusively available to MSG Networks during the current year as compared to the prior year.
Direct operating expenses of $159.5 million increased $4.7 million, or 3%, as compared to the prior year quarter. This was primarily driven by higher playoff-related expenses of $49.2 million and, to a lesser extent, higher team personnel compensation of $3.7 million and higher other team operating expenses of $2.8 million, partially offset by lower net provisions for certain team personnel transactions of $48.5 million and, to a lesser extent, lower net provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax of $2.7 million.
Selling, general and administrative expenses of $85.4 million increased $14.6 million, or 21%, as compared to the prior year quarter. This increase was primarily driven by higher playoff-related expenses of $13.4 million and, to a lesser extent, the impact of expenses related to the proposed spin-off transaction of $2.9 million, partially offset by lower other professional fees of $4.2 million.
Operating income of $32.2 million increased $54.7 million and adjusted operating income of $39.6 million increased $56.3 million, both as compared to the prior year quarter, primarily due to the increase in revenues, partially offset by higher selling, general and administrative expenses and, to a lesser extent, the increase in direct operating expenses.
About Madison Square Garden Sports Corp.
Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in miscellaneous income (expense), net, which is not reflected in operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and completion of the proposed separation of our Knicks and Rangers businesses into distinct public companies, the long-term performance, future opportunities and success of the proposed separation of our Knicks and Rangers businesses and the creation of shareholder value through the separation of our Knicks and Rangers businesses. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including operational, financial and legal challenges inherent in implementing a separation of our Knicks and Rangers businesses and our ability to realize any anticipated benefits of any such separation, the impact of business and market conditions, financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

 # # #
Contacts:

Ari Danes, CFA Investor Relations (212) 465-6072
Grace Kaminer Investor Relations (212) 631-5076
Conference Call Information:
The conference call will be webcast live today at 10:00 a.m. ET at investor.msgsports.com
Conference call dial-in number is 833-461-5787 / Conference ID Number 517527425
Webcast replay available at investor.msgsports.com until August 20, 2026

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$278,745	$203,957	$1,153,822	$1,039,220
Direct operating expenses	159,531	154,819	833,702	755,118
Selling, general and administrative expenses	85,442	70,892	285,995	266,076
Depreciation and amortization	788	822	3,179	3,218
Restructuring charges	834	—	2,078	—
Operating income (loss)	32,150	(22,576)	28,868	14,808
Other income (expense):
Interest income	1,132	1,429	2,939	4,034
Interest expense	(4,449)	(4,990)	(21,085)	(21,652)
Miscellaneous income (expense), net	4,837	(984)	7,261	(14,462)
Income (loss) before income taxes	33,670	(27,121)	17,983	(17,272)
Income tax (expense) benefit	(5,373)	25,341	(10,224)	(5,166)
Net income (loss)	$28,297	$(1,780)	$7,759	$(22,438)

Basic income (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.17	$(0.07)	$0.32	$(0.93)
Diluted income (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.16	$(0.07)	$0.32	$(0.93)

Basic weighted-average number of common shares outstanding	24,168	24,105	24,154	24,089
Diluted weighted-average number of common shares outstanding	24,326	24,105	24,252	24,089

MADISON SQUARE GARDEN SPORTS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain employees.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's Executive Deferred Compensation Plan.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating income (loss)	$32,150	$(22,576)	$28,868	$14,808
Depreciation and amortization	788	822	3,179	3,218
Share-based compensation	3,879	3,776	21,524	17,935
Restructuring charges	834	—	2,078	—
Remeasurement of deferred compensation plan liabilities	1,900	1,222	3,077	2,195
Adjusted operating income (loss)	$39,551	$(16,756)	$58,726	$38,156

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2026	June 30, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$164,511	$144,617
Restricted cash	—	8,571
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2026 and 2025	52,184	25,855
Net related party receivables	36,103	3,582
Prepaid expenses	43,104	43,417
Other current assets	27,388	25,053
Total current assets	323,290	251,095
Property and equipment, net of accumulated depreciation and amortization of $55,873 and $53,635 as of June 30, 2026 and June 30, 2025, respectively	27,163	28,962
Right-of-use lease assets	740,576	760,456
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	65,618	54,720
Deferred tax assets, net	28,773	34,821
Other assets	22,065	12,753
Total assets	$1,537,652	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)
(Unaudited)

	June 30, 2026	June 30, 2025
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$18,411	$9,336
Net related party payables	4,964	4,807
Debt	16,500	24,000
Accrued liabilities:
Employee-related costs	159,940	98,924
League-related accruals	209,926	196,567
Other accrued liabilities	9,444	13,093
Operating lease liabilities, current	57,834	52,618
Deferred revenue	165,416	164,178
Total current liabilities	642,435	563,523
Long-term debt	242,000	267,000
Operating lease liabilities, noncurrent	843,975	841,050
Other employee-related costs	71,984	82,178
Deferred revenue, noncurrent	554	662
Total liabilities	1,800,948	1,754,413
Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,547 and 19,488 shares outstanding as of June 30, 2026 and 2025, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of June 30, 2026 and 2025	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of June 30, 2026 and 2025	—	—
Additional paid-in capital	17,090	15,348
Treasury stock, at cost, 908 and 960 shares as of June 30, 2026 and 2025, respectively	(149,858)	(158,543)
Accumulated deficit	(129,861)	(137,596)
Accumulated other comprehensive loss	(916)	(897)
Total equity	(263,296)	(281,439)
Total liabilities and equity	$1,537,652	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 30,
	2026	2025
Net cash provided by operating activities	$62,663	$91,607
Net cash used in investing activities	(2,206)	(6,920)
Net cash used in financing activities	(49,134)	(26,406)
Net increase in cash, cash equivalents and restricted cash	11,323	58,281
Cash, cash equivalents and restricted cash at beginning of period	153,188	94,907
Cash, cash equivalents and restricted cash at end of period	$164,511	$153,188